Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Amy Shah	Keith Kolstrom
	610-893-9555 Office	610-893-9551 Office
	amy.shah@te.com	keith.kolstrom@te.com

	Wendy Fries	Matt Vergare
	610-893-9567 Office	610-893-9442 Office
	wendy.fries@te.com	matthew.vergare@te.com

TE CONNECTIVITY REPORTS STRONG FOURTH QUARTER AND FULL YEAR RESULTS

SALES $14.3 BILLION; ADJUSTED EPS $3.12

SCHAFFHAUSEN, Switzerland — Nov. 03, 2011 — TE Connectivity Ltd. (NYSE: TEL) today reported fiscal fourth quarter and full year results ended Sept. 30, 2011.  The company reported net sales of $3.9 billion during the fourth quarter, up 25 percent versus the prior year.  Annual sales were $14.3 billion, up 19 percent versus the prior year.  Strong annual and quarterly sales results were driven by the Transportation and Network Solutions segments.  Earnings Per Share from Continuing Operations (GAAP EPS) were $0.75 for the quarter and adjusted EPS were $0.89.  Full year GAAP EPS were $2.82 and adjusted EPS were $3.12.  Fiscal 2011 and fourth quarter results include an additional week.  Excluding the impact of this additional week, fourth quarter adjusted EPS were $0.81 and full year adjusted EPS were $3.03, up 13 percent and 19 percent versus the prior year, respectively.  Free cash flow was $560 million for the quarter and $1.4 billion for the year.

“We are very pleased with the strong performance in 2011 as our team executed well in a volatile environment.  We continued to strengthen the company’s position in our Automotive and Telecom Networks businesses as well as in high-growth emerging markets,” said TE Connectivity Chief Executive Officer Tom Lynch.  “Our increased investment in engineering in recent years and the acquisition of ADC have served us well and expanded the range of products and solutions we provide for our customers.”

Total company orders were $3.6 billion in the fourth quarter, an increase of 22 percent compared to the prior year.  The book-to-bill ratio was 0.93 overall, and 0.94 excluding the Subsea Communications business.

FISCAL FOURTH QUARTER RESULTS

($ in millions)	Sept. 30, 2011	Sept. 24, 2010	YoY
Net Sales	$3,911	$3,137	25%
Operating Income	$465	$382	22%
Restructuring and Other Charges	$62	$56
Acquisition Related Charges	$23	$8
Adjusted Operating Income	$550	$446	23%
Operating Margin	11.9%	12.2%
Adjusted Operating Margin	14.1%	14.2%

IMPACT OF ADDITIONAL WEEK

($ in millions, except per share amounts)	Sept. 30, 2011 14 Weeks	14th Week	Sept. 30, 2011 13 Weeks
Net Sales	$3,911	$(277)	$3,634
Adjusted Operating Income	$550	$(53)	$497
Adjusted Operating Margin	14.1%		13.7%
Adjusted EPS	$0.89	$(0.08)	$0.81

2012 OUTLOOK

For the full year, the company expects sales of $14.3 to $14.9 billion and Adjusted EPS of $3.10 to $3.40.  GAAP EPS are expected to be $3.00 to $3.30, including restructuring and other charges.  This compares to fiscal 2011 revenue of $14.0 billion and adjusted EPS of $3.03 excluding the additional week in the year.

“We expect full year organic sales growth of 2 to 6 percent,” Lynch said.  “This assumes continued growth in automotive production, increased investment in broadband networks and an improvement in the markets served by our Communications and Industrial Solutions (CIS) segment in the second half.”

For the first quarter, the company expects net sales of $3.4 to $3.5 billion and adjusted EPS of $0.68 to $0.72.  GAAP EPS are expected to be $0.66 to $0.70, including restructuring and other charges.  “First quarter sales and earnings are expected to decline sequentially due to normal seasonality and a continuation of soft demand and inventory corrections in our CIS markets,” Lynch said.

This outlook assumes current foreign exchange and commodity rates.

ADDITIONAL ITEMS

•      The Board of Directors approved a recommendation to increase the quarterly dividend by 17%, from $0.18 to $0.21 per share, for the four fiscal quarters beginning with the third quarter of fiscal 2012.  This recommendation will be presented for shareholder approval at the company’s Annual General Meeting of Shareholders in March 2012.

•      The Board of Directors also authorized an increase in the company’s share repurchase program of $1.5 billion on September 27, 2011.

•      The company will hold an Investor Meeting on Tuesday, December 6, 2011 at The Waldorf Astoria in New York City.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.

ABOUT TE CONNECTIVITY

TE Connectivity is a global, $14 billion company that designs and manufactures approximately 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. More information on TE Connectivity can be found at http://www.te.com.

CONFERENCE CALL AND WEBCAST

•      The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•      Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•      For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1059. The telephone dial-in number for participants outside the United States is (612) 234-9959.

•      An audio replay of the conference call will be available beginning at 10:30 a.m. EDT on November 3, 2011 and ending at 11:59 p.m. EST on November 10, 2011. The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 218704.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates, acquisitions, divestitures, and an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length.  Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity and the impact of an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length.  The limitation of this measure is that it excludes items that have an impact on our sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP results.  See the accompanying tables to this release for the reconciliation presenting the components of Organic Sales Growth.

We have presented operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, and acquisition related charges (“Adjusted Operating Income”).  We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It also is a significant component in our incentive compensation plans.  Adjusted Operating Income is a useful measure for investors because it better reflects our underlying operating results, trends, and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, and acquisition related charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income.  This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We have presented operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, and acquisition related charges (“Adjusted Operating Margin”).  We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results.  It also is a significant component in our incentive compensation plans.  Because we cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in our financial statements, it is difficult to include the impact of those items in the forecast.

We have presented other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items (“Adjusted Other Income, Net”).   We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net.  This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We have presented income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, and certain significant special tax items (“Adjusted Income Tax Expense”).  We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense.  This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We have presented income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results.  This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We have presented diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, and, if applicable, related tax effects (“Adjusted Earnings Per Share”).  We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult.  It also is a significant component in our incentive compensation plans.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results.  This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our cash generation which is free from any significant existing obligation.  It also is a significant component in our incentive compensation plans.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•      net capital expenditures,

•      voluntary pension contributions, and

•      cash impact of special items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions.  In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read our financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of our total cash and cash equivalents for the period.  See the accompanying tables to this release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements.  All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition, operating results, dividends and share repurchases.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that revenue opportunities, cost savings and other anticipated synergies from our acquisition of ADC Telecommunications, Inc. (“ADC”) may not be fully realized or may take longer to realize than expected and the risk that ADC’s operations will not be successfully integrated into ours.  More detailed information about these and other factors is set forth in our Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010 and Quarterly Reports on Form 10-Q for the quarterly periods ended Dec. 24, 2010, Mar. 25, 2011 and Jun. 24, 2011 as well as in our Current Reports on Form 8-K and other reports filed by us with the Securities and Exchange Commission.

# # #

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 30,	September 24,	September 30,	September 24,
	2011	2010	2011	2010
	(in millions, except per share data)

Net sales	$3,911	$3,137	$14,312	$12,070
Cost of sales	2,679	2,144	9,890	8,293
Gross margin	1,232	993	4,422	3,777
Selling, general, and administrative expenses	481	389	1,780	1,538
Research, development, and engineering expenses	202	158	733	585
Acquisition and integration costs	—	8	19	8
Restructuring and other charges, net	84	56	149	137
Pre-separation litigation income	—	—	—	(7)
Operating income	465	382	1,741	1,516
Interest income	6	6	22	20
Interest expense	(43)	(40)	(161)	(155)
Other income, net	14	52	27	177
Income from continuing operations before income taxes	442	400	1,629	1,558
Income tax expense	(115)	(145)	(376)	(493)
Income from continuing operations	327	255	1,253	1,065
Income (loss) from discontinued operations, net of income taxes	—	44	(3)	44
Net income	327	299	1,250	1,109
Less: net income attributable to noncontrolling interests	(1)	(2)	(5)	(6)
Net income attributable to TE Connectivity Ltd.	$326	$297	$1,245	$1,103

Amounts attributable to TE Connectivity Ltd.:
Income from continuing operations	$326	$253	$1,248	$1,059
Income (loss) from discontinued operations	—	44	(3)	44
Net income	$326	$297	$1,245	$1,103

Basic earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.76	$0.57	$2.85	$2.34
Income (loss) from discontinued operations	—	0.10	(0.01)	0.09
Net income	$0.76	$0.67	$2.84	$2.43

Diluted earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.75	$0.56	$2.82	$2.32
Income (loss) from discontinued operations	—	0.10	(0.01)	0.09
Net income	$0.75	$0.66	$2.81	$2.41

Dividends and cash distributions paid per common share of TE Connectivity Ltd.	$0.18	$0.16	$0.68	$0.64

Weighted-average number of shares outstanding:
Basic	429	446	438	453
Diluted	433	450	443	457

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	September 24,
	2011	2010
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,219	$1,990
Accounts receivable, net of allowance for doubtful accounts of $39 and $44, respectively	2,425	2,259
Inventories	1,939	1,583
Prepaid expenses and other current assets	646	651
Deferred income taxes	403	248
Total current assets	6,632	6,731
Property, plant, and equipment, net	3,163	2,867
Goodwill	3,586	3,211
Intangible assets, net	655	392
Deferred income taxes	2,365	2,447
Receivable from Tyco International Ltd. and Covidien plc	1,066	1,127
Other assets	256	217
Total Assets	$17,723	$16,992

Liabilities and Equity
Current Liabilities:
Current maturities of long-term debt	$1	$106
Accounts payable	1,483	1,386
Accrued and other current liabilities	1,772	1,804
Deferred revenue	145	164
Total current liabilities	3,401	3,460
Long-term debt	2,668	2,307
Long-term pension and postretirement liabilities	1,204	1,280
Deferred income taxes	333	285
Income taxes	2,122	2,152
Other liabilities	511	452
Total Liabilities	10,239	9,936
Commitments and contingencies
Equity:
TE Connectivity Ltd. Shareholders’ Equity:
Common shares, 463,080,684 shares authorized and issued, CHF 1.37 par value, at September 30, 2011; 468,215,574 shares authorized and issued, CHF 1.73 par value, at September 24, 2010	593	599
Contributed surplus	7,604	8,085
Accumulated earnings (deficit)	84	(1,161)
Treasury shares, at cost, 39,303,550 and 24,845,929 shares, respectively	(1,235)	(721)
Accumulated other comprehensive income	428	246
Total TE Connectivity Ltd. shareholders’ equity	7,474	7,048
Noncontrolling interests	10	8
Total Equity	7,484	7,056
Total Liabilities and Equity	$17,723	$16,992

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 30,	September 24,	September 30,	September 24,
	2011	2010	2011	2010
	(in millions)
Cash Flows From Operating Activities:
Net income	$327	$299	$1,250	$1,109
(Income) loss from discontinued operations, net of income taxes	—	(44)	3	(44)
Income from continuing operations	327	255	1,253	1,065
Adjustments to reconcile net cash provided by operating activities:
Non-cash restructuring and other charges, net	3	1	9	17
Loss on divestitures	—	42	—	43
Depreciation and amortization	147	125	574	520
Deferred income taxes	(4)	(240)	109	35
Provision for losses on accounts receivable and inventories	(2)	(3)	19	(4)
Tax sharing income	(14)	(37)	(27)	(163)
Share-based compensation expense	14	16	73	63
Other	(1)	(19)	(11)	12
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	142	51	34	(323)
Inventories	3	48	(241)	(213)
Inventoried costs on long-term contracts	16	31	32	36
Prepaid expenses and other current assets	93	17	185	(25)
Accounts payable	(127)	(50)	(48)	317
Accrued and other current liabilities	26	(9)	(224)	77
Income taxes	(52)	302	(31)	302
Deferred revenue	40	(3)	(28)	(38)
Long-term pension and postretirement liabilities	22	(66)	75	(25)
Other	(3)	13	26	(17)
Net cash provided by operating activities	630	474	1,779	1,679
Cash Flows From Investing Activities:
Capital expenditures	(206)	(136)	(581)	(385)
Proceeds from sale of property, plant, and equipment	7	11	65	16
Proceeds from sale of intangible assets	—	—	68	—
Proceeds from sale of short-term investments	—	—	155	1
Acquisition of businesses, net of cash acquired	—	(23)	(731)	(93)
Payment of acquisition-related earn-out liabilities	(15)	—	(15)	—
Proceeds from divestiture of business, net of cash retained by business sold	—	3	—	15
Other	10	25	—	4
Net cash used in continuing investing activities	(204)	(120)	(1,039)	(442)
Net cash used in discontinued investing activities	(4)	—	(4)	—
Net cash used in investing activities	(208)	(120)	(1,043)	(442)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	—	100	(100)	100
Proceeds from long-term debt	—	—	249	—
Repayment of long-term debt	—	(100)	(565)	(100)
Proceeds from exercise of share options	6	—	80	12
Repurchase of common shares	(325)	(115)	(865)	(488)
Payment of common share dividends and cash distributions to shareholders	(76)	(71)	(296)	(289)
Other	(6)	(6)	(19)	(14)
Net cash used in continuing financing activities	(401)	(192)	(1,516)	(779)
Net cash provided by discontinued financing activities	4	—	4	—
Net cash used in financing activities	(397)	(192)	(1,512)	(779)
Effect of currency translation on cash	(18)	13	5	11
Net increase (decrease) in cash and cash equivalents	7	175	(771)	469
Cash and cash equivalents at beginning of period	1,212	1,815	1,990	1,521
Cash and cash equivalents at end of period	$1,219	$1,990	$1,219	$1,990

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$172	$83	$299	$156

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$630	$474	$1,779	$1,679
Capital expenditures, net	(199)	(125)	(516)	(369)
Payments related to pre-separation tax matters, net	129	—	129	—
Pre-separation litigation payments	—	25	—	25
Voluntary pension contributions	—	69	—	69
Free cash flow (1)	$560	$443	$1,392	$1,404

(1) Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 30,		September 24,		September 30,		September 24,
	2011		2010		2011		2010
	($ in millions)
Net Sales:
Transportation Solutions	$1,535		$1,208		$5,629		$4,799
Communications and Industrial Solutions	1,343		1,315		5,071		4,820
Network Solutions	1,033		614		3,612		2,451
Total	$3,911		$3,137		$14,312		$12,070

Operating Income:
Transportation Solutions	$237	15.4%	$108	8.9%	$848	15.1%	$515	10.7%
Communications and Industrial Solutions	103	7.7%	200	15.2%	564	11.1%	682	14.1%
Network Solutions	125	12.1%	74	12.1%	329	9.1%	312	12.7%
Pre-separation litigation income	—		—		—		7
Total	$465	11.9%	$382	12.2%	$1,741	12.2%	$1,516	12.6%

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

								Percentage of
	Change in Net Sales for the Quarter Ended September 30, 2011							Segment’s Total
	versus Net Sales for the Quarter Ended September 24, 2010							Net Sales for the
	Organic (1)		Translation (2)	Impact of 14th Week (3)	Acquisition (Divestiture)	Total		Quarter Ended September 30, 2011
	($ in millions)
Transportation Solutions (4):
Automotive	$131	12.7%	$83	$102	$(18)	$298	28.6%	87%
Aerospace, Defense, and Marine	13	7.9	6	10	—	29	17.4	13
Total	144	12.0	89	112	(18)	327	27.1	100%
Communications and Industrial Solutions (4):
Industrial	(20)	(4.8)	20	30	—	30	7.7	31
Data Communications	(38)	(13.8)	9	16	—	(13)	(4.7)	20
Appliance	(12)	(6.0)	8	14	—	10	5.1	15
Consumer Devices	(28)	(13.1)	9	14	(6)	(11)	(5.1)	15
Computer	(4)	(3.1)	1	9	—	6	4.8	10
Touch Solutions	(6)	(5.6)	4	8	—	6	5.4	9
Total	(108)	(8.1)	51	91	(6)	28	2.1	100%
Network Solutions (4):
Telecom Networks	7	5.5	12	34	249	302	205.4	43
Energy	17	8.6	16	14	—	47	23.6	24
Enterprise Networks	5	4.2	6	16	48	75	61.5	19
Subsea Communications	(15)	(10.3)	—	10	—	(5)	(3.4)	14
Total	14	2.4	34	74	297	419	68.2	100%
Total	$50	1.6%	$174	$277	$273	$774	24.7%

								Percentage of
	Change in Net Sales for the Year Ended September 30, 2011							Segment’s Total
	versus Net Sales for the Year Ended September 24, 2010							Net Sales for the
	Organic (1)		Translation (2)	Impact of 53rd Week (3)	Acquisition (Divestitures)	Total		Year Ended September 30, 2011
	($ in millions)
Transportation Solutions (4):
Automotive	$562	13.5%	$169	$102	$(82)	$751	18.0%	88%
Aerospace, Defense, and Marine	59	9.5	10	10	—	79	12.7	12
Total	621	13.0	179	112	(82)	830	17.3	100%
Communications and Industrial Solutions (4):
Industrial	96	6.9	43	30	(2)	167	11.9	31
Data Communications	25	2.6	28	16	—	69	7.2	20
Appliance	27	3.6	20	14	—	61	8.1	16
Consumer Devices	(99)	(12.0)	26	14	(20)	(79)	(9.5)	15
Computer	(6)	(1.2)	7	9	—	10	2.1	10
Touch Solutions	7	1.8	8	8	—	23	5.9	8
Total	50	1.1	132	91	(22)	251	5.2	100%
Network Solutions (4):
Telecom Networks	111	22.6	31	34	786	962	187.5	41
Energy	81	11.4	34	14	(12)	117	15.5	24
Enterprise Networks	41	9.7	18	16	152	227	49.3	19
Subsea Communications	(155)	(21.4)	—	10	—	(145)	(20.0)	16
Total	78	3.3	83	74	926	1,161	47.4	100%
Total	$749	6.2%	$394	$277	$822	$2,242	18.6%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates, and in fiscal 2011, the impact of an additional week in the fourth quarter.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Represents the impact of an additional week in the fourth quarter of fiscal 2011.  Includes $26 million related to ADC.

(4) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

								Percentage of
	Change in Net Sales for the Quarter Ended September 30, 2011							Segment’s Total
	versus Net Sales for the Quarter Ended June 24, 2011							Net Sales for the
	Organic (1)		Translation (2)	Impact of 14th Week (3)	Acquisition	Total		Quarter Ended September 30, 2011
	($ in millions)
Transportation Solutions (4):
Automotive	$2	0.2%	$(4)	$102	$—	$100	8.1%	87%
Aerospace, Defense, and Marine	—	(0.1)	(1)	10	—	9	4.8	13
Total	2	0.1	(5)	112	—	109	7.6	100%
Communications and Industrial Solutions (4):
Industrial	(14)	(3.6)	1	30	—	17	4.2	31
Data Communications	(19)	(7.6)	(1)	16	—	(4)	(1.5)	20
Appliance	(18)	(8.3)	—	14	—	(4)	(1.9)	15
Consumer Devices	18	10.3	2	14	—	34	20.0	15
Computer	(10)	(7.6)	(1)	9	—	(2)	(1.5)	10
Touch Solutions	(3)	(2.8)	—	8	—	5	4.4	9
Total	(46)	(3.7)	1	91	—	46	3.5	100%
Network Solutions (4):
Telecom Networks	(20)	(11.9)	(4)	34	(11)	(1)	(0.2)	43
Energy	10	4.3	(3)	14	—	21	9.3	24
Enterprise Networks	2	1.1	(2)	16	(3)	13	7.1	19
Subsea Communications	(16)	(10.6)	—	10	—	(6)	(4.1)	14
Total	(24)	(4.0)	(9)	74	(14)	27	2.7	100%
Total	$(68)	(2.2)%	$(13)	$277	$(14)	$182	4.9%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates, and in fiscal 2011, the impact of an additional week in the fourth quarter.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Represents the impact of an additional week in the fourth quarter of fiscal 2011.  Includes $26 million related to ADC.

(4) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 30, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$237	$—	$4	$241
Communications and Industrial Solutions	103	—	57	160
Network Solutions	125	23	1	149
Total	$465	$23	$62	$550

Operating Margin	11.9%			14.1%

Other Income, Net	$14	$—	$—	$14

Income Tax Expense	$(115)	$(7)	$(17)	$(139)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$326	$16	$45	$387

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.75	$0.04	$0.10	$0.89

(1) Includes $22 million of restructuring charges and $1 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 24, 2010

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		and Integration	and Other	Tax	Adjusted
	U.S. GAAP	Costs	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$108	$—	$51	$—	$159
Communications and Industrial Solutions	200	—	2	—	202
Network Solutions	74	8	3	—	85
Total	$382	$8	$56	$—	$446

Operating Margin	12.2%				14.2%

Other Income, Net	$52	$—	$—	$(40)	$12

Income Tax Expense	$(145)	$—	$(13)	$62	$(96)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$253	$8	$43	$22	$326

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.56	$0.02	$0.10	$0.05	$0.72

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$848	$—	$(14)	$—	$834
Communications and Industrial Solutions	564	—	76	—	640
Network Solutions	329	142	5	—	476
Total	$1,741	$142	$67	$—	$1,950

Operating Margin	12.2%				13.6%

Other Income, Net	$27	$—	$—	$14	$41

Income Tax Expense	$(376)	$(36)	$(20)	$(35)	$(467)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,248	$106	$47	$(21)	$1,380

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.82	$0.24	$0.11	$(0.05)	$3.12

(1) Includes $82 million of restructuring charges, $41 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of ADC acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 24, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$515	$94	$—	$—	$609
Communications and Industrial Solutions	682	20	—	—	702
Network Solutions	312	20	—	8	340
Pre-separation litigation income	7	—	—	(7)	—
Total	$1,516	$134	$—	$1	$1,651

Operating Margin	12.6%				13.7%

Other Income, Net	$177	$—	$(137)	$—	$40

Income Tax Expense	$(493)	$(30)	$134	$—	$(389)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,059	$104	$(3)	$1	$1,161

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.32	$0.23	$(0.01)	$—	$2.54

(1) Includes $137 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.  Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) Consists of $8 million of acquisition and integration costs and $7 million of income related to pre-separation securities litigation.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 24, 2010

(UNAUDITED)

		Adjustments
		Acquisition Related	Restructuring and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$189	$—	$1	$190
Communications and Industrial Solutions	181	—	3	184
Network Solutions	30	59	—	89
Total	$400	$59	$4	$463

Operating Margin	12.5%			14.5%

Other Income, Net	$12	$—	$—	$12

Income Tax Expense	$(113)	$—	$(1)	$(114)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$268	$59	$3	$330

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.60	$0.13	$0.01	$0.73

(1) Includes $35 million of restructuring charges, $17 million of ADC acquisition and integration costs, and $7 million of non-cash amortization associated with fair value adjustments to acquired inventories and customer order backlog recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 24, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$211	$—	$(13)	$—	$198
Communications and Industrial Solutions	134	—	15	—	149
Network Solutions	126	12	3	—	141
Total	$471	$12	$5	$—	$488

Operating Margin	12.6%				13.1%

Other Income (Expense), Net	$(5)	$—	$—	$14	$9

Income Tax Expense	$(74)	$(3)	$(2)	$(35)	$(114)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$355	$9	$3	$(21)	$346

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.80	$0.02	$0.01	$(0.05)	$0.78

(1) Includes $8 million of restructuring charges, $3 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales, and $1 million of ADC acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK (UNAUDITED)

For the Quarter Ended September 30, 2011

		Adjustments
		Acquisition	Restructuring		14 Weeks	Adjustment	13 Weeks
	14 Weeks	Related	and Other		Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Tax Items	(Non-GAAP) (2)	14th Week	(Non-GAAP) (3)
	($ in millions, except per share data)

Operating Income	$465	$23	$62	$—	$550	$(53)	$497

Operating Margin	11.9%				14.1%		13.7%

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.75	$0.04	$0.10	$—	$0.89	$(0.08)	$0.81

(1) Includes $22 million of restructuring charges and $1 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

(3) Excludes the impact of an additional week in the fourth quarter of fiscal 2011.

For the Year Ended September 30, 2011

		Adjustments
		Acquisition	Restructuring		53 Weeks	Adjustment	52 Weeks
	53 Weeks	Related	and Other		Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Tax Items (2)	(Non-GAAP) (3)	53rd Week	(Non-GAAP) (4)
	($ in millions, except per share data)

Operating Income	$1,741	$142	$67	$—	$1,950	$(53)	$1,897

Operating Margin	12.2%				13.6%		13.5%

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.82	$0.24	$0.11	$(0.05)	$3.12	$(0.08)	$3.03

(1) Includes $82 million of restructuring charges, $41 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of ADC acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

(4) Excludes the impact of an additional week in the fourth quarter of fiscal 2011.